Exhibit 2.2

AGREEMENT TO VOTE SHARES

        This Agreement to Vote Shares relates to that certain Agreement and Plan of Merger dated as of May 11, 2005, among Firstbank Corporation, a Michigan corporation; Keystone Financial Corporation, a Michigan corporation; and Keystone Community Bank, a Michigan banking corporation (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

        The undersigned directors of Keystone hereby covenant and agree to vote the shares of Keystone Common Stock owned by them (including all shares of Keystone Common Stock over which such directors exercise direct or indirect voting control, including, but not limited to, a trust of which the shareholder is the grantor and trustee, a trust whose sole present beneficiaries are the shareholder’s family members or an individual retirement account (IRA) in the name of the shareholder), in favor of the Agreement at the Keystone Shareholders Meeting called to approve the Agreement.

Director Name and Address

W. Ford Kieft III
107 West Michigan Avenue
Kalamazoo, Michigan 49007

Thomas O. Schlueter
107 West Michigan Avenue
Kalamazoo, Michigan 49007

Samuel T. Field
248 West Michigan Avenue
Kalamazoo, Michigan 49007

Jeff A. Gardner
5770 Venture Park
Kalamazoo, Michigan 49009

John E. Hopkins
151 S. Rose Street, Suite 332
Kalamazoo, Michigan 49007	# Shares of Keystone Owned

No. of Shares: 13,020

/s/ W. Ford Kieft
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                           Signature

No. of Shares: 5,668.75

/s/ Thomas O. Schlueter
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                           Signature

No. of Shares: 33,750

/s/ Samuel T. Field
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                           Signature

No. of Shares: 39,375

/s/ Jeff Gardner
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                           Signature

No. of Shares: 17,293.75

/s/ John E. Hopkins
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Signature

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Kenneth V. Miller 3505 Greenleaf Blvd. Kalamazoo, Michigan 49008 John R. Trittschuh, M.D. 4016 W. Main Street Kalamazoo, Michigan 49006 Ronald A. Molitor 8696 Swan Kalamazoo, Michigan 49002	No. of Shares: 22,500

/s/ Kenneth V. Miller
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                           Signature

No. of Shares: 33,750

/s/ John R. Trittschuh
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                           Signature

No. of Shares: 0

Ronald A. Molitor
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Signature